UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 30, 2007

H&E Equipment Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51759	81-0553291
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11100 Mead Road, Suite 200, Baton Rouge, Louisiana		70816
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(225) 298-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) As previously disclosed in a Current Report on Form 8-K filed on November 20, 2006, H&E Equipment Services, Inc. (the "Company") announced that Paul N. Arnold had been appointed by the Company’s Board of Directors (the "Board") upon recommendation of the Corporate Governance and Nominating Committee. At that time, Mr. Arnold was not appointed to any Board committees.

On January 30, 2007, the Board approved, upon recommendation of the Corporate Governance and Nominating Committee, the appointment of Mr. Arnold as a member and chairperson of the Compensation Committee of the Board.

In addition, effective January 30, 2007, Bruce C. Bruckmann resigned as a member of the Compensation Committee and the Corporate Governance and Nominating Committee in compliance with the Nasdaq rules regarding the independence of members of such committees. John T. Sawyer was appointed by the Board to the Corporate Governance and Nominating Committee on January 30, 2007. The Board determined in compliance with the rules and regulations of NASDAQ that Messrs. Sawyer and Arnold are independent directors for the purposes of the NASDAQ rules and regulations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&E Equipment Services, Inc.

February 2, 2007	By:	/s/ Leslie Magee

Name: Leslie Magee
Title: Chief Financial Officer